Exhibit 5.1

Our File No.: 58123V-300405
Date: August 29, 2024

ProMIS Neurosciences Inc.

Suite 200, 1920 Yonge Street

Toronto, Ontario

M4S 3E2

Attention: Board of Directors

Re:ProMIS Neurosciences Inc.

Resale Registration Statement on Form S-3

We have acted as Ontario legal counsel to ProMIS Neurosciences Inc. (the “Corporation”) with respect to certain legal matters in connection with the registration statement on Form S-3 filed on the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), pursuant to the U.S Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Corporation under the Securities Act of the resale from time to time by the selling shareholders identified in the Registration Statement (the “Selling Securityholders”) of an aggregate of 56,514,784 common shares, no par value (the “Common Shares”), of the Corporation comprised of:

(a)

9,757,669 Common Shares (the “Unit Shares”) that partially comprise 9,757,669 common share units (the “Common Share Units”) issued pursuant to the unit purchase agreement entered into between the Corporation and Selling Securityholders, dated July 26, 2024 (the “Purchase Agreement”), in connection with a private placement offering (the “Private Placement”), at a price of US$2.15 per Common Share Unit;

(b)

9,757,669 Common Shares (the “Tranche A Warrant Shares”) issuable immediately upon the exercise of 9,757,669 tranche A Common Share purchase warrants (the “Tranche A Warrants”) that partially comprise the Common Share Units, at an exercise price of US$2.02 per Tranche A Warrant Share issued pursuant to the Purchase Agreement which are exercisable upon Shareholder Approval and will expire upon the earlier of: (i) 18 months from the date of grant; or (ii) within 60 days of the Tranche A Milestone Event;

(c)

9,757,669 Common Shares (the “Tranche B Warrant Shares”) issuable immediately upon the exercise of 9,757,669 tranche B Common Share purchase warrants (the “Tranche B Warrants”) that partially comprise the Common Share Units, at an exercise price of US$2.02 per Tranche B Warrant Share which are exercisable upon Shareholder Approval and will expire upon the earlier of: (i) 30 months from the date of grant; or (ii) within 60 days of the Tranche B Milestone Event;

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(d)

9,757,669 Common Shares (the “Tranche C Warrant Shares” and together with the Tranche A Warrant Shares and the Tranche B Warrant Shares, the “Warrant Shares”) issuable immediately upon the exercise of 9,757,669 tranche C Common Share purchase warrants (the “Tranche C Warrants”) that partially comprise the Common Share Units, at an exercise price of US$2.50 per Tranche C Warrant Share and are exercisable until July 31, 2029;

(e)

4,371,027 Common Shares (the “Pre-funded Warrant Shares”) issuable immediately upon the exercise of 4,371,027 pre-funded Common Share purchase warrants (the “Pre-Funded Warrants”) that partially comprise 4,371,027 pre-funded units (the “Pre-Funded Units”) issued pursuant to the Purchase Agreement under the Private Placement at a price of US$2.14 per Pre-Funded Share Unit. Each Pre-Funded Warrant has an exercise price of US$0.01 and expire when exercised;

(f)

4,371,027 Tranche A Warrant Shares issuable immediately upon the exercise of 4,371,027 Tranche A Warrants that partially comprise the Pre-Funded Units at an exercise price of US$2.02 per Tranche A Warrant Share issued pursuant to the Purchase Agreement which are exercisable upon Shareholder Approval and will expire upon the earlier of: (i) 18 months from the date of grant; or (ii) within 60 days of the Tranche A Milestone Event;

(g)

4,371,027 Tranche B Warrant Shares issuable immediately upon the exercise of 4,371,027 Tranche B Warrants that partially comprise the Pre-Funded Units at an exercise price of US$2.02 per Tranche B Warrant Share which are exercisable upon Shareholder Approval and will expire upon the earlier of: (i) 30 months from the date of grant; or (ii) within 60 days of the Tranche B Milestone Event; and

(h)

4,371,027 Tranche C Warrant Shares issuable immediately upon the exercise of 4,371,027 Tranche C Warrants that partially comprise the Pre-Funded Units that partially comprise the Common Share Units, at an exercise price of US$2.50 per Tranche C Warrant Share and are exercisable until July 31, 2029.

The Unit Shares, Pre-Funded Warrant Shares and Warrant Shares are being registered pursuant to a Registration Rights Agreement, dated July 26, 2024, entered into between the Corporation and Selling Securityholders (the “Registration Rights Agreement”), pursuant to which the Corporation is required to prepare and file a registration statement with the Commission under the Securities Act, covering the resale of the Unit Shares, Pre-Funded Warrant Shares and Warrant Shares issued to Selling Securityholders under the Purchase Agreement.

All capitalized terms not defined in this Opinion have the meaning attributable to them in the Registration Statement.

Scope of Review and Reliances

For the purpose of rendering our opinions expressed below, we have examined and relied upon the following documents:

(a)	the form of Purchase Agreement;

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(b)	the Registration Rights Agreement;
(c)	the Registration Statement and the exhibits thereto;
(d)	the articles and bylaws of the Corporation in effect as of the date hereof (the “Constating Documents”);
(e)

the forms of certificates representing the: (i) Tranche A Warrants (the “Tranche A Warrant Certificate”); (ii) the Tranche B Warrants (the “Tranche B Warrant Certificate”); (iii) the Tranche C Warrants (the “Tranche C Warrant Certificate”); and the (iv) Pre-Funded Warrants (the “Pre-Funded Warrant Certificate”;

(f)	a certificate of the Chief Executive Officer of the Corporation as to certain factual matters relating to the Private Placement dated the date hereof (the “Officer’s Certificate”); and
(g)	such other documents as we have deemed relevant.

We have relied exclusively upon the certificates, documents and records referred to above with respect to the accuracy of the factual matters contained therein and we have not performed any independent investigation or verification of such factual matters.

We have considered such questions of law, made such investigations and examined and relied upon such originals, facsimiles or copies, certified or otherwise identified to our satisfaction, of such additional public and corporate records, records of corporate proceedings, certificates and other documents as we have considered relevant or necessary in order to render our opinions expressed herein.

Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

(a)

We are solicitors qualified to practice law in the Province of Ontario. The opinion is limited to the laws of the Province of Ontario, including all applicable provisions of the Business Corporations Act (Ontario) (the “OBCA”) and the federal laws of Canada applicable in Ontario, in each case as in effect on the date hereof. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule or regulation, state or federal, applicable to the Corporation. In particular, we express no opinion as to United States federal securities laws. We have no responsibility and assume no responsibility to advise you of any changes to applicable laws or any changes involving the Company after the date hereof;

(b)

We have assumed: (i) the genuineness of all signatures on documents examined by us, including electronic signatures; (ii) the legal capacity of the officers of the Corporation; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies; and (v) that the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect;

(c)	We have assumed that each of the statements made and certified in the Officer’s Certificate was true and correct when made;

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(d)

We have assumed at the time of issuance of any Warrant Shares or Pre-Funded Warrant Shares the Corporation will validly exist under the OBCA and will have the necessary corporate power for such issuance; and

(e)

We have assumed at the time of issuance of any Warrant Shares or Pre-Funded Warrant Shares, the Constating Documents are in full force and effect and have not been amended, restated, supplemented or otherwise altered in such a matter to prohibit such issuance and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof.

Opinions

Based and relying on the foregoing, we are of the opinion that:

1.	The 9,757,669 Unit Shares have been duly and validly issued as fully paid and non- assessable Common Shares in the capital of the Corporation.
2.

The issuance of the 14,128,696 Class A Warrant Shares upon due exercise of the Class A Warrants have been duly authorized by the Corporation and upon exercise of such Class A Warrants in accordance with the terms of the Class A Warrant Certificates, including full payment of the exercise price per Class A Warrant Share purchased, the Class A Warrant Shares will be duly and validly issued as fully paid and non-assessable Common Shares in the capital of the Corporation.

3.

The issuance of the 14,128,696 Class B Warrant Shares upon due exercise of the Class B Warrants have been duly authorized by the Corporation and upon exercise of such Class B Warrants in accordance with the terms of the Class B Warrant Certificates, including full payment of the exercise price per Class B Warrant Share purchased, the Class B Warrant Shares will be duly and validly issued as fully paid and non-assessable Common Shares in the capital of the Corporation.

4.

The issuance of the 14,128,696 Class C Warrant Shares upon due exercise of the Class C Warrants have been duly authorized by the Corporation and upon exercise of such Class C Warrants in accordance with the terms of the Class C Warrant Certificates, including full payment of the exercise price per Class C Warrant Share purchased, the Class C Warrant Shares will be duly and validly issued as fully paid and non-assessable Common Shares in the capital of the Corporation.

5.

The issuance of the 4,371,027 Pre-Funded Warrant Shares upon due exercise of the Pre-Funded Warrants have been duly authorized by the Corporation and upon exercise of such Pre-Funded Warrants in accordance with the terms of the Pre-Funded Warrant Certificates, including full payment of the exercise price per Pre-Funded Warrant Share purchased, the Pre-Funded Warrant Shares will be duly and validly issued as fully paid and non-assessable Common Shares in the capital of the Corporation.

Our opinions are rendered solely for the benefit of the addressees, are being delivered in connection with the transactions described herein and may not be relied upon by any other person or in connection with any other transaction, quoted from or referred to in any other documents, or furnished (either in its original form or by copy) to any other person without our prior written consent.

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We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and in any amendment thereto.

Yours Truly,

“McMillan LLP”